[LOGO]LIPPER A REUTERS COMPANY

25 May, 2003

Mr. Steven G. Wine
Director of Sales
WestCore Funds
1225 17th Street 26th Floor
Denver, CO 80202

                              CONSENT TO ASSIGNMENT

Dear Mr. G. Wine:

Recently, Mr. John Lloyd of Merrill Lynch sent fund groups a letter announcing Merrill's strategic relationship with Lipper Inc. a Reuters company, to collect and process equity mutual fund holdings for Merrill's Analytics & Portfolio Management Group.

This strategic relationship is an exclusive relationship between Merrill and Lipper and replaces the arrangement which Merrill previously had with other information managers for the purpose of communicating your equity mutual fund holdings to Merrill.

John Lloyd's letter also reaffirmed that fund groups should continue to send their fixed-income and balanced fund holdings to Capital Access, as has been Merrill's preferred practice for non-equity mutual fund holdings collection since 1997.

Having acquired Capital Access' business, Lipper now provides a complete service to Merrill for all mutual fund holdings, thus bringing significant operational efficiencies to both Merrill and the fund groups which no longer need to segregate portfolios and send holdings to different data managers.

On May 1, 2002, Westcore Trust executed a Holdings Information Distribution Agreement ("HIDA") with Capital Access. By assigning the HIDA to Lipper, WestCore Funds provides Lipper the authority to collect and process all mutual fund holdings, including both equity and fixed-income mutual fund holdings, for Merrill.

For your convenience, to accommodate both equity and fixed-income holdings in one submission, we have added two rows (marked in bold) to the data collection template in Schedule A of the HIDA. This minor change provides clarity with respect to fund identifiers and currencies.

Please indicate your consent to assignment of the HIDA and the amendment of Schedule A thereof by signing below and on Schedule A where indicated and returning both documents to me in the enclosed envelope.

Sincerely,

/s/ David D. Farrington       WestCore Funds agrees to assign the HIDA to Lipper
                              and to amend Schedule A thereof.

                              /s/ [ILLEGIBLE]
                              --------------------------------------------------
                              AUTHORIZED SIGNATURE

                              /s/ Jeffrey D. Adams                    6/24/03
                              ----------------------------           ---------
                              NAME                                     DATE

David D. Farrington                     Lipper Inc.
Executive Vice President                The Reuters Building
Direct Telephone: 646 223 4105          3 Times Square, 17th Floor
david.farrington@lipper.reuters.com     New York, NY 10036
                                        Telephone: 646 223-4112
                                        Facsimile: 646 223-4133
                                        www.lipperweb.com

                                   SCHEDULE A

--------------------------------------------------------------------------------
                            Fund File Specifications
--------------------------------------------------------------------------------

                                                         Table File: Fnd
------------------------------------------------------------------------------------------------------------------------------------
Field Name                         Type        Width                                       Comments
------------------------------------------------------------------------------------------------------------------------------------
Fund Name                          Text         60                                     Must not be null
------------------------------------------------------------------------------------------------------------------------------------
Mutual Fund NASD Ticker            Text          6                                       Can be null.
Symbol
------------------------------------------------------------------------------------------------------------------------------------
Mutual Fund Identifier             Text          9           Must not be null. The preferred id is the Lipper id however the fund
                                                                                  CUSIP can be used instead.
------------------------------------------------------------------------------------------------------------------------------------
Report Date (YYYYMMDD)             Text          8              Must not be null. Must correspond to the date in the hld file.
------------------------------------------------------------------------------------------------------------------------------------
Fund Sponsor ID                    Text         15                                       Not required
------------------------------------------------------------------------------------------------------------------------------------
Fund Sponsor Name                  Text         60                                       Not required
------------------------------------------------------------------------------------------------------------------------------------
Total Portfolio Market Value      Numeric    15(12.2)         Must not be null. Must total sum of market value in holdings detail
------------------------------------------------------------------------------------------------------------------------------------
Cash/Short-Term Amount            Numeric       15          Must not be null. Short term defined as maturities <=90 days of report
                                              (12.2)                                         date
                                                           Must total sum of cash/short term in holdings detail and must be in USD$
------------------------------------------------------------------------------------------------------------------------------------
ISO Currency Code                  Text          3                                 Optional. Default is USD.
------------------------------------------------------------------------------------------------------------------------------------
Fund Identifier Type               Text         12                      Optional. Prefer "LIPPER". Default is "CUSIP".
------------------------------------------------------------------------------------------------------------------------------------

                                                         Table File: Hld
------------------------------------------------------------------------------------------------------------------------------------
Field Name                         Type        Width                                       Comments
------------------------------------------------------------------------------------------------------------------------------------
Mutual Fund NASD Ticker            Text          6                    Can be null. Must correspond to ticker in fnd file.
Symbol
------------------------------------------------------------------------------------------------------------------------------------
Mutual Fund Identifier             Text          9         Must not be null. Must correspond to Mutual Fund Identifier in fnd file.
------------------------------------------------------------------------------------------------------------------------------------
Report Date (YYYYMMDD)             Text          8              Must not be null. Must correspond to the date in the fnd file.
------------------------------------------------------------------------------------------------------------------------------------
Security Identifier Type (i.e.     Text         12              Must not be null. CUSIP and SEDOL are the preferred identifiers
------------------------------------------------------------------------------------------------------------------------------------
CUSIP, SEDOL, ISIN, CINS,                                        used by Lipper. Please only use ISIN or CINS when a CUSIP or
or Internal ID)                                              SEDOL is not available. Please only use an internal ID when no valid identifiers are available.
------------------------------------------------------------------------------------------------------------------------------------
Security Identifier                Text         12             May be null for cash/short term only. Identifier must conform to industry standards (i.e. identifier should not be appended in any way.)
------------------------------------------------------------------------------------------------------------------------------------
Security Description               Text         60                                     Must not be null
------------------------------------------------------------------------------------------------------------------------------------
Security Coupon Rate              Numeric     9 (2.6)                          Must be null for equity positions
------------------------------------------------------------------------------------------------------------------------------------
Security Maturity Date             Text          8        Must be null for equity positions; field may contain maturity date or null
(YYYYMMDD)                                                                                value only
------------------------------------------------------------------------------------------------------------------------------------
ISO Currency Code                  Text          3             May be null for equity positions. Must correspond to par amount.
------------------------------------------------------------------------------------------------------------------------------------
Par Amount/Shares Identifier       Text          1                           May be null for cash and equivalents
(P or S)
------------------------------------------------------------------------------------------------------------------------------------
Position (Par Amount /            Numeric    15 (12.2)                                 Must not be null
Shares)
------------------------------------------------------------------------------------------------------------------------------------
Market Value                      Numeric    15 (12.2)                         Must not be null. Must be in USD
------------------------------------------------------------------------------------------------------------------------------------

Monthly, on or before the tenth (10th) day of each month, WestCore Funds will deliver Holdings Information to Lipper which is dated as of the last day of the prior month.

Agreed as of 25 May, 2003,

For: Lipper Inc.                                For: WestCore Funds

By: /s/ David D. Harrington                     By: /s/ Jeffrey D. Adams
    --------------------------                      --------------------------
Name: David D. Harrington                       Name: Jeffrey D. Adams
      ------------------------                        ------------------------
Title: EVP                                      Title: President
       -----------------------                         -----------------------
Date: May 25, 2003                              Date: June 24, 2003
      ------------------------                        ------------------------

Holdings Data collection Specification Details

The attached document outlines Lipper's specification for the monthly collection of portfolio holdings.

There are 2 files included in this format:

        File 1: Fund File
        File 2: Holding File

This document outlines the Lipper Specifications for monthly Portfolio Full Holdings Data, to be supplied by Fund Companies (or their designated data providers).

                          Quality Assurance Procedures

Overall:

1. The portfolio report date must be a valid date; future dates or invalid dates such as "2001/02/31" will not be accepted.
2.   The portfolio report date must be the last valid trading day of the month.
3.   The portfolio report date must be consistent between the files.
4.   All dates must include the century and be in the format (YYYYMMDD).

Fund Data:

1.   The fund names and fund sponsor names must be current.
2. The Total Market Value listed for each fund must equal the sum of the market values included in the Holdings Data file for that fund.
3. Fund Sponsor ID - Internal Fund Company or Data Provider code referencing the Fund Sponsor
4.   Fund Sponsor Name - Fund Company Name or Advisor Name

Holdings Data:

1.   All security identifiers must be unique within each portfolio.
2.   The holding security identifiers must be current.
3.   The security descriptions must be consistent throughout the file.

Delivery of Data

1.   The data feed is due on or before the 10th business day, monthly.
2. We require the data to be placed on our FTP site. For security reasons, details including the FTP address, directory, login and password will be provided via email to your primary and secondary contact (once designated). If you do not currently send holdings data to Lipper via an FTP site, please contact Lisa Garren at lisa.garren~lipper.reuters.com to obtain an FTP username and password.
3.   All files must be ASCII text, comma or tab delimited, without headers.
4.   File Naming Conventions:

          a.   Fnd - fnd + yyyymmdd + ".txt"
               Example: fnd20020930.txt

          b.   Hld - hld + yyyymmdd + ".txt"
               Example: hld20020930.txt

          c. The component files need to be compressed (ZIPPED) to an overall ZIP file, which must be named '{FndHld}' + YYYYMMDD + ".ZIP'.
               Example: FndHld20011231.ZIP

Help

If you need help with any aspect of the holdings data submission process, please contact Lisa Garren by email at lisa.garren@lipper.reuters.com or on 303 603 8395. Alternatively, you may contact Barry Jeide by email at barry.jeide@lipper.reuters.com or on 303 405 7470